SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 22, 1997


                       Meridian Medical Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                    0-5958               52-0898764
     -----------------------------      -----------       -------------------
     (State or other jurisdiction       Commission         (I.R.S. employer
           of incorporation)            file number)      identification no.)


        0240 Old Columbia Road, Columbia, MD                     21046
      ----------------------------------------                 ----------
      (Address of principal executive offices)                 (Zip code)


       Registrant's telephone number, including area code: (410) 309-6830

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          (Former name or former address, if changed since last report)

         Item 4.  Changes in Registrant's Certifying Accountant

              (a) Effective April 22, 1997, Price Waterhouse LLP ("PW") resigned as the independent accountants of Meridian Medical Technologies, Inc. (the "Registrant").

              The reports of PW on the Registrant's financial statements for each of the past two fiscal years contained no adverse opinions or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

              In connection with its audits for the two most recent fiscal years and through April 22, 1997, there have been no disagreements between the Registrant and PW on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PW would have caused them to make reference thereto in their report on the financial statements for such years.

              During the two most recent fiscal years and through April 22, 1997, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

              The Registrant has requested that PW furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated April 28, 1997, is filed as
         Exhibit 16 to this Form 8-K.

              (b) The Registrant is currently in the process of selecting independent accountants for its fiscal year ending July 31, 1997 and has solicited proposals from several auditing firms.

         Item 7.   Financial    Statements,    Pro    Forma   Financial
                   Information and Exhibits

              (c)  Exhibits.

              16     Letter regarding Change in Certifying Accountants






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




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       MERIDIAN MEDICAL TECHNOLOGIES, INC.



         Date:  April 28, 1997         By: /s/ G. Troy Braswell, Jr.
                                           --------------------------
                                           G. Troy Braswell, Jr.
                                           Vice President and Chief
                                             Financial Officer




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